Exhibit 99

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13G. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 12th day of February, 2021.

/s/ Amanda Radcliffe
Amanda Radcliffe

/s/ Stefanie Thompson
Stefanie Thompson

/s/ Jeffrey Westphal
Jeffrey Westphal

/s/ Christopher Thompson
Christopher Thompson

/s/ Benjamin Schmerin
Benjamin Schmerin

/s/ Conrad Radcliffe
Conrad Radcliffe

/s/ Kailey Radcliffe
Kailey Radcliffe

/s/ Antoinette Radcliffe
Antoinette Radcliffe

/s/ Anne Marie Westphal
Anne Marie Westphal

/s/ Kyle Westphal
Kyle Westphal

/s/ Jacob Westphal
Jacob Westphal

/s/ Melanie Lucas
Melanie Lucas

/s/ Samantha Lucas
Samantha Lucas

/s/ Mackenzie Lucas
Mackenzie Lucas

/s/ Andrea Schmerin
Andrea Schmerin

/s/ Constance Thompson
Constance Thompson

/s/ Nicholas Shuhan
Nicholas Shuhan